UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 16, 2024

60 DEGREES PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41719	45-2406880
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1025 Connecticut Avenue NW, Suite 1000 Washington, D.C.	20036
(Address of registrant’s principal executive office)	(Zip code)

(202) 327-5422

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SXTP	The Nasdaq Stock Market LLC
Warrants, each warrant to purchase one share of Common Stock	SXTPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On July 16, 2024, 60 Degrees Pharmaceuticals, Inc., a Delaware corporation (the “Company”), held its virtual 2024 Annual Stockholders Meeting (the “Meeting”).

As of the close of business on May 17, 2024, the record date for the determination of stockholders entitled to vote at the Meeting, there were 12,206,116 shares of the Company’s common stock, par value $0.0001 per share, issued and outstanding, with each share entitled to one vote on each proposal at the Meeting. At the Meeting, the combined holders of 6,329,996 shares of the voting stock entitled to notice of and to vote at the Meeting were represented in person or by proxy, representing approximately 51.86% of the outstanding voting shares, and thereby a quorum pursuant to the Delaware General Corporation Law and the amended and restated bylaws of the Company was present for the transaction of business at the Meeting.

The final results for each of the matters considered at the Meeting were as follows:

1.	Election of the five nominees to the Board of Directors of the Company:

Name	Votes For	Votes Against	Abstained	Broker Non-Votes
Geoffrey Dow	3,654,324	0	1,277,025	1,398,647
Charles Allen	3,635,622	0	1,295,727	1,398,647
Stephen Toovey	3,632,099	0	1,299,250	1,398,647
Cheryl Xu	3,623,825	0	1,307,524	1,398,647
Paul Field	3,639,320	0	1,292,029	1,398,647

Each director nominee was elected to serve as a director until the Company’s 2025 annual meeting of stockholders, or until such person’s successor is duly elected and qualified, or until such person’s earlier resignation, death or removal. Due to the fact that directors are elected by a plurality of the votes cast, votes could only be cast in favor of or withheld from the nominees and thus votes against were not applicable.

2.	Approval of an amendment to the 60 Degrees Pharmaceuticals, Inc. 2022 Equity Incentive Plan to increase the number of shares of common stock available for issuance by 5,000,000 shares:

Votes For	Votes Against	Abstentions
3,084,681	1,827,068	19,600

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

3.	Approval of an amendment to the certificate of incorporation, as corrected, of the Company, to effect a reverse stock split of the common stock at a reverse stock split ratio ranging from 1:5 to 1:12 inclusive, as determined by the Board of Directors of the Company in its sole discretion:

Votes For	Votes Against	Abstentions
5,426,852	840,966	62,178

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

4.	Approval of a modification to the strike price of options granted to the Chief Executive Officer and President and Chief Financial Officer of the Company to comply with Listing Rule 5635(c) of The Nasdaq Stock Market LLC:

Votes For	Votes Against	Abstentions
3,265,896	1,511,525	153,928

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

5.	Approval of the issuance of options granted to a consultant to comply with Listing Rule 5635(c) of The Nasdaq Stock Market LLC:

Votes For	Votes Against	Abstentions
3,445,951	1,420,751	64,647

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

6.	Ratification of the selection by the Board of Directors of the Company of RBSM LLP as its independent auditor for the fiscal year ending December 31, 2024:

Votes For	Votes Against	Abstentions
6,248,355	50,258	31,383

The affirmative vote of the holders of a majority of the shares represented at the Meeting and entitled to vote was required for approval. The proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2024	60 DEGREES PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey Dow
	Name:	Geoffrey Dow
	Title:	Chief Executive Officer and President

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